Exhibit 32.1

CERTIFICATION OF PRINCIPAL ACCOUNTING OFFICER
PURSUANT TO18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Minerco Resources Inc. (the “Company”) on Form 10Q for the three months ended October 31, 2014, as filed with the Securities and Exchange Commission on the date here of (the “Report”), I, Sam J Messina III, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated this 18th day of December, 2014.

/s/ Sam J Messina III
Sam J Messina III
Chief Financial Officer (Principal Accounting Officer)